Exhibit 99.1

Engility Reports Fourth Quarter and Full Year 2013 Results; Establishes 2014 Guidance

•	Fourth quarter revenue of $329 million and adjusted diluted EPS of $1.00

•	Adjusted operating margin increases to 9.3% from 8.9% in the prior quarter

•	Fourth quarter 2013 cash flow from operations of $41 million and $151 million for fiscal year 2013

•	Fourth quarter 2013 book-to-bill ratio of 1.1

CHANTILLY, VA – March 13, 2014, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Results

Total revenue for the fourth quarter of 2013 was $329 million and operating income was $19 million. Adjusted operating income for the fourth quarter was $31 million. Operating margin for the fourth quarter of 2013 was 5.7% and adjusted operating margin for the same period was 9.3%. Net income attributable to Engility was $11 million, or $0.60 per diluted share. Adjusted net income was $18 million, or $1.00 per diluted share. Our adjusted net income and operating margin excludes $8 million for restructuring costs primarily related to lease impairments on facilities which are not being utilized, $1 million of legal and settlement costs, $2 million for a non-income tax expense, and $1 million in acquisition-related costs. Information about our use of non-GAAP financial information is provided below under “Non-GAAP Measures”.

“We had another solid quarter of profitability and cash flow. Our focus on increasing our profitability and velocity of cash enabled us to achieve adjusted EPS and cash flow results that were consistent with our guidance,” said Tony Smeraglinolo, President and CEO of Engility. “Our ability to generate strong cash flow also facilitated our acquisition of Dynamics Research Corporation (DRC) in January 2014. This acquisition adds scale to our business, and expands our addressable markets, customer base and capabilities. It also further diversifies our portfolio away from in-theater efforts to more high-end services in areas such as high performance computing, healthcare IT and financial and regulatory reform. In addition, it is expected to be accretive to our 2014 earnings and significantly accretive to 2015 earnings and beyond.”

“2013 was a year of great uncertainty within the government services market, and we anticipate continued pressure on the Department of Defense and Federal civilian agency budgets. However, we are optimistic that the Federal government’s ability to pass the Bipartisan Budget Act of 2013, which sets fiscal years 2014 and 2015 spending targets for DoD and Federal civilian agencies, will provide our customers with the fiscal clarity and program stability they need to make more timely and cost effective purchasing decisions. We will continue to focus on what we can control to ensure we optimize our business model to further differentiate ourselves from our competitors and provide maximum value to our customers and shareholders.”

Key Performance Indicators

•	Funded backlog at the end of the 2013 fourth quarter was $602 million, compared to $574 million at the end of the third quarter of 2013.

•	Contract funded orders in the fourth quarter of 2013 were $357 million, representing a book-to-bill ratio of 1.1. This compares to contract funded orders of $263 million, or a book-to-bill ratio of 0.8, for the third quarter of 2013.

•	Days sales outstanding (DSO), net of advanced payments, at the end of the 2013 fourth quarter was 73 days, compared to 77 days at the end of the third quarter of 2013.

•	Cash flow from operations was $41 million for the fourth quarter of 2013 and $151 million for fiscal year 2013.

•	Our net debt to trailing 12-month adjusted EBITDA leverage ratio was approximately 1.2 times as of December 31, 2013 (prior to the closing of the DRC acquisition).

Significant Fourth Quarter 2013 Awards and Other Highlights

•	Awarded a prime position on a $4 billion multi-award contract by the Defense Threat Reduction Agency (DTRA) to provide technology and engineering services to support research and development for combating weapons of mass destruction. Under this ten-year contract (five base years plus five option years), we will provide a range of work, including systems engineering, systems survivability, and weapons of mass destruction medical counter measures and physical counter measures. We also will provide technical nuclear forensics, nuclear detection, standoff detection, treaty and verification technologies and nuclear sensor platforms.

•	Awarded a $142 million option year to provide professional, financial and legal support to the Department of Justice’s (DOJ) Asset Forfeiture Program. This contract was awarded to Forfeiture Support Associates (FSA) LLC, a joint venture Engility has with AECOM Government Services Group. Under this single-award IDIQ contract, we provide analytical, legal and other program and business support services at various DOJ offices that are responsible for the administration of Federal Asset Forfeiture programs.

•	Awarded a prime position on a $50 million multi-award contract to provide a range of engineering and technology support for U.S. Navy anti-submarine warfare (ASW) sensor systems. Under this new contract, which was awarded by the Naval Air Warfare Aircraft Division based in Patuxent River, MD, we will provide technical and scientific research, development, integration, analysis, assessment, and test and evaluation of ASW sensor systems. Tasks will include work on manned and unmanned platform avionics and sensors overseen by the Acoustics Systems Division and the Electro-Optics and Special Mission Systems Division.

•	Awarded a $29.6 million single-award contract to provide engineering and technology support to the U.S. Navy’s Aircraft Launch and Recovery Equipment (ALRE) program. This new contract, which was awarded by the Naval Air Warfare Aircraft Division based in Lakehurst, NJ, will accommodate incumbent work from other contract vehicles and is also expected to create opportunities for additional work. This contract has a base period of approximately $9.8 million and two options years that, if exercised, will total $29.6 million.

•	Engility was ranked among the top 100 Military Friendly Employers by Victory Media, publisher of G.I. Jobs and Military Spouse magazines. This designation was based upon a data-driven survey of more than 5,000 companies and assesses a company’s long-term commitment to hiring former military personnel, as well as having the presence of special military recruitment programs, among other items.

Fiscal Year 2013 Results

For fiscal year 2013, total revenue was $1.4 billion and operating income was $108 million. Adjusted operating income for fiscal year 2013 was $123 million. Operating margin for the 2013 full year was 7.7% and adjusted operating margin for the same period was 8.7%. Net income attributable to Engility was $50 million, or $2.81 per diluted share. Adjusted net income was $61 million, or $3.45 per diluted share. Our adjusted net income and operating margin excludes $8 million for restructuring costs primarily related to lease impairments on facilities which are not being utilized, $4 million of legal and settlement costs, $2 million for a non-income tax expense, and $1 million in acquisition-related costs. Information about our use of non-GAAP financial information is provided below under “Non-GAAP Measures”.

2014 Outlook

The table below summarizes our fiscal year 2014 guidance.

2014 Fiscal Year Outlook
Revenue	$1.45 billion - $1.55 billion
Adjusted Diluted EPS (1) (2)	$2.70 - $3.20
GAAP Diluted EPS (1)	$2.24 - $2.70
Operating cash flow	$95 million - $105 million

(1)	2014 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 18.4 million and a full year effective tax rate of 39.0%. It also includes eleven months of DRC’s expected financial results since the acquisition closed on January 31, 2014.
(2)	Our adjusted diluted EPS guidance excludes an estimated $5.8 million, or $0.19 per share, of additional amortization of intangible asset expenses, and approximately $8.0 to $9.0 million, or $0.27 to $0.30 per share, of estimated integration costs associated with the DRC acquisition.

Non-GAAP Measures

The tables under “Engility Holdings, Inc. Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Diluted EPS Guidance, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) goodwill impairment charge during 2012, (ii) transaction-related-spin-off costs for the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc., (iii) realignment and restructuring costs, (iv) legal and settlement costs, (v) non-income tax related expenses, (vi)

transaction costs and amortization expenses related to our acquisition of Dynamics Research Corporation, and (vii) the write-off of bank debt fees associated with the refinancing of our senior secured credit facility. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on March 13, 2014, to discuss the financial results for the fourth quarter and full year 2013.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com. Listeners may also access a slide presentation on the website which summarizes our 2013 fourth quarter and full year results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (877) 546-5019 (domestic) or (857) 244-7551 (international) and entering pass code 81293360.

A replay will be available on the company’s website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 20, 2014 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 58982744.

ABOUT ENGILITY CORPORATION

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenue	$329,063	$395,684	$(66,621)	$1,407,372	$1,555,310	$(147,938)
Revenue from former affiliated entities	—	—	—	—	100,034	(100,034)

Total revenue	329,063	395,684	(66,621)	1,407,372	1,655,344	(247,972)
Costs and expenses
Cost of revenue	281,707	333,641	(51,934)	1,214,581	1,315,352	(100,771)
Cost of revenue from former affiliated entities	—	—	—	—	100,034	(100,034)

Total cost of revenue	281,707	333,641	(51,934)	1,214,581	1,415,386	(200,805)
Selling, general and administrative expenses	28,501	34,851	(6,350)	84,635	142,440	(57,805)
Goodwill impairment charge	—	—	—	—	426,436	(426,436)

Total costs and expenses	310,208	368,492	(58,284)	1,299,216	1,984,262	(685,046)

Operating income (loss)	18,855	27,192	(8,337)	108,156	(328,918)	437,074
Interest expense, net	2,549	5,830	(3,281)	21,648	10,857	10,791
Other income, net	527	188	339	793	136	657

Income (loss) from continuing operations before income taxes	16,833	21,550	(4,717)	87,301	(339,639)	426,940
Provision for income taxes	5,240	(19,841)	(25,081)	32,584	5,156	27,428

Income (loss) from continuing operations	11,593	41,391	(29,798)	54,717	(344,795)	399,512
Loss from discontinued operations before income taxes	—	—	—	—	(1,017)	1,017
Benefit for income taxes	—	—	—	—	(391)	391

Loss from discontinued operations	—	—	—	—	(626)	626

Net income (loss)	$11,593	$41,391	$(29,798)	$54,717	$(345,421)	$400,138
Less: Net income attributable to noncontrolling interest	914	442	472	5,190	4,952	238

Net income (loss) attributable to Engility	$10,679	$40,949	$(30,270)	$49,527	$(350,373)	$399,900

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders – Basic
Net income (loss) per share from continuing operations less noncontrolling interest	$0.63	$2.47	$(1.84)	$2.94	$(21.48)	$24.42
Net income (loss) per share from discontinued operations	—	—	—	—	(0.04)	0.04
Net income (loss) per share attributable to Engility	$0.63	$2.47	$(1.84)	$2.94	$(21.52)	$24.46
Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders – Diluted
Net income (loss) per share from continuing operations less noncontrolling interest	$0.60	$2.38	$(1.78)	$2.81	$(21.48)	$24.29
Net income (loss) per share from discontinued operations	—	—	—	—	(0.04)	0.04
Net income (loss) per share attributable to Engility	$0.60	$2.38	$(1.78)	$2.81	$(21.52)	$24.33
Weighted average number of shares outstanding
Basic	16,928	16,596		16,873	16,281
Diluted	17,835	17,228		17,653	16,281

ENGILITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$29,003	$27,021
Receivables, net	286,272	366,236
Other current assets	25,892	34,832

Total current assets	341,167	428,089

Property, plant and equipment, net	11,895	11,941
Goodwill	477,604	477,604
Identifiable intangible assets, net	92,205	100,929
Other assets	7,183	8,887

Total assets	$930,054	$1,027,450

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$10,000	$50,250
Accounts payable, trade	28,286	16,861
Accrued employment costs	49,582	63,278
Accrued expenses	63,843	77,457
Advance payments and billings in excess of costs incurred	19,087	27,530
Deferred income taxes, current and income taxes payable	10,693	10,607
Other current liabilities	17,928	19,310

Total current liabilities	199,419	265,293

Long-term debt	187,500	284,750
Income tax payable	77,494	68,725
Other liabilities	22,487	20,371

Total liabilities	486,900	639,139
Commitments and contingencies
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of December 31, 2013 or December 31, 2012	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,238 and 16,703 shares issued and outstanding as of December 31, 2013 and 2012, respectively	172	168
Additional paid in capital	761,119	755,638
Accumulated deficit	(330,911)	(380,438)
Non-controlling interest	12,774	12,943

Total equity	443,154	388,311

Total liabilities and equity	$930,054	$1,027,450

ENGILITY HOLDINGS, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012
Operating activities:
Net income (loss)	$54,717	$(345,421)
Less: income (loss) from discontinued operations, net of tax	—	(626)

Income (loss) from continuing operations	54,717	(344,795)
Goodwill impairment charge	—	426,436
Share-based compensation	8,691	7,487
Depreciation and amortization	12,106	16,410
Amortization of bank debt fees	6,264	1,662
Deferred income tax benefit	(1,377)	(63,375)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	79,964	28,606
Other assets	7,590	(122)
Accounts payable, trade	11,425	(32,574)
Accrued employment costs	(13,696)	(9,263)
Accrued expenses	(13,614)	3,351
Advance payments and billings in excess of costs incurred	(8,443)	1,944
Other liabilities	7,213	(1,783)

Net cash provided by operating activities from continuing operations	150,840	33,984
Investing activities:
Capital expenditures	(3,336)	(2,164)
Proceeds from sale of property, plant, and equipment	—	680

Net cash used in investing activities from continuing operations	(3,336)	(1,484)
Financing activities:
Gross borrowings from issuance of long-term debt	200,000	335,000
Repayments of long term debt	(337,500)	—
Gross borrowings from revolving credit facility	196,000	30,690
Repayments of revolving credit facility	(196,000)	(30,690)
Debt issuance costs	(2,493)	(11,005)
Distributions to non-controlling interest member	(5,359)	(2,374)
Proceeds from share-based payment arrangements	936	1,225
Payment of employee withholding taxes on share-based compensation	(1,106)	(1,778)
Dividend to prior parent company	—	(335,000)
Net transfers to prior parent company	—	(5,235)

Net cash used in financing activities from continuing operations	(145,522)	(19,167)
Discontinued Operations:
Net cash provided by operating activities	—	25,952
Net cash provided by (used in) financing activities	—	(25,974)
Cash balance of discontinued operations	—	22

Net cash provided by (used in) discontinued operations	—	—

Net increase in cash and cash equivalents	1,982	13,333
Cash and cash equivalents, beginning of the year	27,021	13,688

Cash and cash equivalents, end of the year	$29,003	$27,021

Supplemental cash flow disclosure:
Cash paid for taxes	$31,503	$15,972
Cash paid for interest	$14,623	$9,167

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Adjusted Operating Income and Adjusted Operating Margin

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating income	$18,855	$27,192	$108,156	$(328,918)
Adjustments
Goodwill impairment charge	—	—	—	426,436
Transaction-related-spin-off costs	—	—	—	17,300
Restructuring costs (1)	7,939	662	7,939	8,222
Legal and settlement costs	1,065	272	4,293	5,552
Non-income tax expense	1,769	—	1,769	—
Acquisition-related expenses	903	—	903	—

Total adjustments	11,676	934	14,904	457,510

Adjusted operating income	$30,531	$28,126	$123,060	$128,592

Operating margin	5.7%	6.9%	7.7%	(19.9)%
Adjusted operating margin	9.3%	7.1%	8.7%	7.8%

(1)	Restructuring costs for 2013 include $7.5 million in lease impairment costs and $0.4 million in severance costs. Restructuring costs for 2012 are primarily severance costs related to our strategic realignment.

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted operating income	$30,531	$28,126	$123,060	$128,592
Other items
Interest expense, net	2,549	5,830	21,648	10,857
Other income, net	527	188	793	136
Adjustment to operating income
Bank fees previously capitalized and included in interest expense	—	—	3,684	—

Adjusted income from continuing operations before income tax	28,509	22,484	105,853	117,871
Provision for income taxes (1)	9,724	8,817	39,727	44,917

Adjusted income from continuing operations	18,785	13,667	66,126	72,954
Loss from discontinued operations	—	—	—	(626)
Net income attributable to non-controlling interest	914	442	5,190	4,952

Adjusted net income attributable to Engility Holdings, Inc.	$17,871	$13,225	$60,936	$67,376

GAAP earnings per share
Net income (loss) attributable to Engility Holdings, Inc.	$10,679	$40,949	$49,527	$(350,373)
Earnings (loss) per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.63	$2.47	$2.94	$(21.52)
Diluted	$0.60	$2.38	$2.81	$(21.52)

Weighted average common shares outstanding
Basic	16,928	16,596	16,873	16,281
Diluted	17,835	17,228	17,653	16,281
Adjusted earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$1.06	$0.80	$3.61	$4.14
Diluted	$1.00	$0.77	$3.45	$4.06

Weighted average number of shares outstanding
Basic	16,928	16,596	16,873	16,281
Diluted	17,835	17,228	17,653	16,577

(1)	Current period end tax provision is calculated at the associated actual period end effective tax rate. For the fourth quarter and full year 2013, the tax provision was adjusted by $849,000 to remove a favorable foreign income tax settlement.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Income (loss) from continuing operations	$11,593	$41,391	$54,717	$(344,795)
Interest, taxes, depreciation, and amortization
Interest expense	2,549	5,830	21,648	10,857
Provision for income taxes	5,240	(19,841)	32,584	5,156
Depreciation and amortization	3,051	4,045	12,106	16,410

EBITDA	$22,433	$31,425	$121,055	$(312,372)
Adjustments to EBITDA
Goodwill impairment charge	—	—	—	426,436
Transaction-related-spin-off costs	—	—	—	17,300
Restructuring costs	7,939	662	7,939	8,222
Legal and settlement costs	1,065	272	4,293	5,552
Non-income tax expense	1,769	—	1,769	—
Acquisition-related costs	903	—	903	—

Total adjustments	11,676	934	14,904	457,510

Adjusted EBITDA	$34,109	$32,359	$135,959	$145,138

EBITDA Margin	6.8%	7.9%	8.6%	(18.9)%
Adjusted EBITDA Margin	10.4%	8.2%	9.7%	8.8%